Exhibit 99.1

Alico, Inc. Announces Election of Directors

Fort Myers, FL, February 25, 2013 — Alico, Inc. (the “Company”) (NASDAQ:ALCO), an American agribusiness and land management company, announced at its Annual Meeting of Shareholders held on Friday, February 22, 2013, the shareholders of the Company elected JD Alexander, Thomas H. McAuley, Charles L. Palmer, Ramon A. Rodriguez, John D. Rood, Robert J. Viguet, Jr., Gordon Walker, Ph.D., Adam D. Compton and Dykes Everett to serve as the Company's Board of Directors.

At its Board Meeting following the Annual Meeting, the Board of Directors elected Ramon A. Rodriguez, Chairman of the Board of Directors, and made the following committee appointments:

Audit Committee:

Chairperson and Financial Expert: Thomas H. McAuley

Adam D. Compton

Dykes Everett

Charles L. Palmer

Robert J. Viguet, Jr.

Compensation Committee:

Chairperson: Charles L. Palmer

John D. Rood

Robert J. Viguet, Jr.

Gordon Walker, Ph.D.

Nominating and Corporate Governance:

Chairperson: John D. Rood

Adam D. Compton

Dykes Everett

Thomas H. McAuley

Gordon Walker, Ph.D.

The Board of Directors also elected the following officers:

President and Chief Executive Officer:	JD Alexander

Executive Vice-President and Chief Operating Officer:	Ken Smith, Ph.D.

Senior Vice-President, Chief Financial Officer and
Assistant Secretary:	W. Mark Humphrey

Treasurer:	Steven C. Lewis

Corporate Secretary:	A. Denise Plair

An audio replay of the shareholders meeting is available on the Company’s website at www.alicoinc.com/events through March 8, 2013.

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About Alico, Inc.

Alico, Inc. (“Alico”) is an American agribusiness and land management company built for today’s world and known for its legacy of achievement and innovation in citrus, sugar, cattle and resource conservation. We own approximately 130,400 acres of land in five Florida counties (Collier, Glades, Hendry, Lee and Polk). Our principal lines of business are citrus groves, improved farmland including sugar cane, cattle ranching and conservation, and related support operations. We also receive royalties from rock mining and oil production. Our mission is to create value for our customers, clients and shareholders by managing existing lands to their optimal current income and total returns, opportunistically acquiring new agricultural assets and producing high quality agricultural products while exercising responsible environmental stewardship.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico under takes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

Rubenstein Investor Relations

Tim Clemensen

(212) 843-9337

TClemensen@RubensteinIR.com

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